Exhibit 10.1
FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT (this “Amendment”) is dated as of March 23, 2009 and is entered into by and among EDUCATION MANAGEMENT LLC, a Delaware limited liability company (“Company”), EDUCATION MANAGEMENT HOLDINGS LLC, a Delaware limited liability company (“Holdings”), GOLDMAN SACHS LENDING PARTNERS LLC (“GSLP”), J.P. MORGAN SECURITIES INC. (“JPMorgan”) and BNP PARIBAS SECURITIES CORP. (“BNPP SC”), as auction managers (in such capacity, “Auction Managers”), BNP PARIBAS (“BNP”), as Administrative Agent and Issuing Bank and, for purposes of Section V hereof, the GUARANTORS listed on the signature papers hereto, and the LENDERS listed on the signature papers hereto, and is made with reference to that certain AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT dated as of February 13, 2007 (as amended through the date hereof, the “Credit Agreement”) by and among Company, Holdings, the Guarantors, the Designated Subsidiary Borrowers party thereto from time to time, the Lenders, Administrative Agent and the other agents party thereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.
RECITALS
     WHEREAS, the Credit Parties have requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement as provided for herein; and
     WHEREAS, subject to the conditions set forth herein, Requisite Lenders are willing to agree to such amendment relating to the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION I.   AMENDMENTS TO CREDIT AGREEMENT
     1.1 Amendments to Exhibits. The Credit Agreement is hereby amended by adding the following new Exhibit thereto as set forth in Annex I attached hereto:
     Exhibit O      Form of Modified Dutch Auction Procedures.
     1.2 Amendments to Section 1: Definitions.
     A. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:
     “Auction Managers” means GSLP, JPMorgan and BNPP SC.
     “Auction Procedures” means, collectively, the auction procedures, auction notice, return bid and Company Assignment Agreement in substantially the form set forth as Exhibit O hereto; provided, that Auction Managers, in consultation with Company, may amend or modify the procedures, notices, bids and Company Assignment Agreement in connection with any Company Loan Purchase (including economic terms to the extent no Lenders have validly tendered Tranche C Term Loans requested in an offer but excluding economic terms of an auction after any Lender has validly tendered Tranche C Term Loans requested in an offer other than to increase the Auction Amount (as defined in the Auction Procedures) or raise the Discount Range (as defined in the Auction Procedures)); and provided further, that no such amendments or modifications may be implemented after 24 hours prior to the date and time return bids are due.
     “BNPP SC” means BNP Paribas Securities Corp.
     “Company Assignment Agreement” means, with respect to any assignment to Company pursuant to Section 10.6(i) hereof, an Assignment and Acceptance Agreement substantially in the form of Annex C to the Auction Procedures (as may be modified from time to time as set forth in the definition of Auction Procedures).
     “Company Assignment Effective Date” means, for any Company Loan Purchase, the date on which such Company Loan Purchase is recorded in the Register.
     “Company Loan Purchase” means any purchase of Tranche C Term Loans by Company pursuant to Section 10.6(i) hereof.
     “Excluded Information” as defined in Section 10.6(i)(ii).
     “First Amendment” means that certain First Amendment to Amended and Restated Credit and Guaranty Agreement dated as of March 23, 2009 among Company, Holdings, Auction Managers, the Guarantors and the Lenders listed on the signature pages thereto.
     “First Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section III of the First Amendment.
     “GSLP” means Goldman Sachs Lending Partners LLC.
     “JPMorgan” means J.P. Morgan Securities Inc.
     “Unrestricted Cash and Cash Equivalents” means the aggregate amount of cash and Cash Equivalents held in accounts on the consolidated balance sheet of a Person to the extent that the use of such cash or Cash Equivalents for application to payment of the Obligations or other Indebtedness is not prohibited by law or any contract to which such Person is a party and such cash and Cash Equivalents is free and clear of all Liens (other than Liens in favor of the Collateral Agent, nonconsensual Liens permitted by Section 6.1 and Liens permitted by Section 6.1(s) and clauses (i) and (ii) of Section 6.1(t)).

     B. Section 1.1 of the Credit Agreement is hereby further amended by:
     (a) inserting the text “Auction Managers, immediately following the text “Syndication Agent,” contained in the definition of “Agent”;
     (b) deleting the definition of “Issuing Bank” in its entirety and replacing it with the following new definition:
     “Issuing Bank” shall mean, as the context may require, (a) BNP as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity, with respect to Letters of Credit issued by BNP and (b) any other financial institution that may become an Issuing Bank pursuant to Section 2.4(h), with respect to Letters of Credit issued by such financial institution.
     (c) deleting the text “the lesser of (i) $175,000,000 and (ii)” from the definition of “Letter of Credit Sublimit”; and
     (d) deleting the definition of “Eligible Assignee” in its entirety and replacing it with the following new definition:
     “Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans, and (iii) solely for purposes of Company Loan Purchases, Company; provided, that except as set forth in clause (iii) of this definition, no Affiliate of (x) Holdings or (y) any Sponsor shall be an Eligible Assignee.
     (e) inserting the text “or any Affiliates that are not managed by the Merchant Banking Division of Goldman, Sachs & Co.” at the end of the definition of “Sponsor”.
     1.3 Amendment to Section 2.4 (Issuance of Letters of Credit and Purchase of Participations Therein). Section 2.4 of the Credit Agreement is hereby amended by:
     A. deleting the word “provided” at the end of the first sentence of Section 2.4(a) and replacing it with the following text:
“provided that BNP as Issuing Bank shall only be required to issue Letters of Credit for the account of a Borrower and its Subsidiaries in an aggregate amount for all Borrowers and their Subsidiaries up to but not exceeding $175,000,000, and the issuance by BNP as Issuing Bank of any additional Letters of Credit at any time when Letter of Credit Usage is equal to or greater than $175,000,000 shall be at the sole discretion of BNP; and provided, further”.

     B. inserting the following text as Section 2.4(h):
     “(h) Additional Issuing Banks. Company may, at any time and from time to time with the consent of Administrative Agent (which consent shall not be unreasonably withheld or delayed) and such financial institution, designate one or more additional financial institutions to act as an issuing bank under the terms of this Agreement, subject to reporting requirements reasonably satisfactory to the Administrative Agent with respect to issuances, amendments, extensions and terminations of Letters of Credit by such additional issuing bank, and with such other procedures and requirements with respect to the issuance of Letters of Credit that such additional issuing bank may reasonably require with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Any Lender designated as an issuing bank pursuant to this paragraph (h) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to such Lender.”
     C. inserting the following text as Section 2.4(i):
     “(i) Company agrees that, with respect to any Issuing Bank (other than BNP), neither Company nor any of its Subsidiaries shall mitigate such Issuing Bank’s fronting risk with respect to any other Lender (the “Mitigating Arrangements”), unless Company shall have offered to mitigate BNP’s risk, as Issuing Bank, on terms that are no less favorable to BNP in respect of its fronting risk than the Mitigating Arrangements are in respect of such Issuing Bank’s fronting risk.”
     1.4 Amendment to Section 9.1 (Appointment of Agents). Section 9.1 of the Credit Agreement is hereby amended by adding the following new sentence between the second and third sentences thereof:
“Each of GSLP, JPMorgan and BNPP SC is hereby appointed Auction Manager hereunder, and each Lender hereby authorizes each Auction Manager to act as its agent in accordance with the terms hereof. The Lenders agree that each Auction Manager shall have solely the obligations in its capacity as Auction Manager as are specifically described in this Agreement and shall be entitled to all the benefits of this Section 9, as applicable.”
     1.5 Amendments to Section 10.5 (Amendments and Waivers). Section 10.5 of the Credit Agreement is hereby amended by inserting the text “, any other provision contained in Section 2.4 or any other provision hereof as the same applies to the rights or obligations of any Issuing Bank, in each case” after the text “as provided in Section 2.4(e)” in Section 10.5(c)(iv).
     1.6 Amendments to Section 10.6 (Successors and Assigns; Participations). Section 10.6 of the Credit Agreement is hereby amended by:
     A. deleting “and” at the end of Section 10.6(c)(i);
     B. replacing the period at the end of Section 10.6(c)(ii) with “; and”;

     C. inserting a new Section 10.6(c)(iii) immediately after Section 10.6(c)(ii) as follows:
     “(iii) to any Person meeting the criteria of clause (iii) of the definition of the term “Eligible Assignee” so long as such sales, assignments or transfers are in accordance with the procedures set forth in Section 10.6(i) hereof.”
     D. inserting the following proviso at the end of Section 10.6(e):
“; provided that it is acknowledged and agreed that any Person meeting the criteria of clause (iii) of the definition of the term “Eligible Assignee” shall not be required to make the representation and warranty set forth in the foregoing clause (ii)”; and
     E. inserting a new Section 10.6(i) immediately after the end of Section 10.6(h) as follows:
“(i) Company Loan Purchases. Notwithstanding anything to the contrary contained in this Section 10.6 or any other provision of this Agreement, so long as (x) no Default or Event of Default has occurred and is continuing or would result therefrom and (y) at the time of and after giving effect to such purchase and cancellation (as described below), the sum of (1) the aggregate Unrestricted Cash and Cash Equivalents of Company and (2) the aggregate unused amount of the Revolving Commitments would not be less than $200,000,000, Company may consummate Company Loan Purchases on the following basis:
     (i) At any time, and from time to time on or prior to June 30, 2010, Company shall have the right to purchase, for cash, Tranche C Term Loans up to an amount to be specified by Company at a purchase price to be determined, in each case in accordance with the Auction Procedures established for each such purchase; provided, that (A) Company shall be entitled to purchase Tranche C Term Loans pursuant to this Section 10.6(i) solely pursuant to an auction managed by an Auction Manager and shall not be permitted to purchase Tranche C Term Loans in any other manner (including pursuant to secondary market purchases), (B) the Auction Amount (as defined in the Auction Procedures) in respect of each Company Loan Purchase shall be for aggregate cash proceeds not less than $15,000,000, (C) Company shall not purchase Tranche C Term Loans for aggregate cash consideration in excess of $400,000,000, and (D) the proceeds of the Revolving Loans shall not be used to fund such purchases of Tranche C Term Loans by Company.
     (ii) In connection with any assignment pursuant to this Section 10.6(i), each assigning Lender, on the one hand, and Company, on the other hand, acknowledges and agrees that, as of the Company Assignment Effective Date, (A) the other party to the Company Assignment Agreement currently may have, and later may come into possession of, information regarding Holdings, any of Holdings’ Subsidiaries, or any of Holdings’ Affiliates, their assets, their ability to perform their Obligations or any other matter that is not known to it and that may be material to a decision to participate in any

Auction or enter into the Company Assignment Agreement or any of the transactions contemplated thereby (the “Excluded Information”), (B) it has independently and without reliance on the other party to the Company Assignment Agreement or the Auction Managers made its own analysis and determined to enter into the Company Assignment Agreement and to consummate the transactions contemplated thereby notwithstanding its lack of knowledge of the Excluded Information and (C) the other party shall have no liability to it and it hereby (to the extent permitted by law) waives and releases any claims it may have against the other party (under applicable laws or otherwise) with respect to the nondisclosure of the Excluded Information; provided that the Excluded Information shall not and does not affect the truth or accuracy of the representations or warranties of such other party contained in the Standard Terms and Conditions set forth in the Company Assignment Agreement. Each assigning Lender, on the one hand, and the Company, on the other hand, further acknowledges that the Excluded Information has not been made available to Administrative Agent, Auction Managers, the Agents or the Lenders.
     (iii) With respect to all purchases by Company and cancellation by Company of the Tranche C Term Loans pursuant to this Section 10.6(i), such purchases and cancellation shall not, for the avoidance of doubt, (A) change the scheduled amortization required by Section 2.12, except to reduce the amount outstanding and due and payable on the Tranche C Term Loan Maturity Date (and such reduction, for the avoidance of doubt, shall only apply, on a non-pro rata basis, to the Tranche C Term Loans so cancelled) or (B) constitute prepayments of the Loans (including, without limitation, pursuant to Section 2.13, Section 2.14, Section 2.15, Section 2.16 or Section 2.17 hereof) for any purpose hereunder.
     (iv) Immediately following any Company Loan Purchase, no interest shall accrue from and after the Company Assignment Effective Date on any Tranche C Term Loans purchased by Company, such Tranche C Term Loans shall be cancelled for all purposes and no longer outstanding (and may not be resold, assigned or participated out by Company) for all purposes of this Agreement and all other Credit Documents and immediately upon and simultaneously with the consummation of any Company Loan Purchase, such Tranche C Term Loans shall be deemed immediately cancelled for all purposes and no longer outstanding for all purposes of this Agreement (notwithstanding any provisions herein or therein to the contrary), including, but not limited to (A) the making of, or the application of, any payments to the Lenders under this Agreement or any other Credit Document, (B) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Credit Document, (C) the providing of any rights to Company as a Lender under this Agreement or any other Credit Document, (D) the calculation of financial covenants, and (E) the determination of Requisite Lenders, or for any similar or related purpose, under this Agreement or any other Credit Document.
     (vi) Company shall make payment of the purchase price for Tranche C Term Loans accepted for purchase pursuant to the Auction Procedures by transmitting funds directly to the assigning Lender. For the avoidance of doubt, Company shall pay all accrued and unpaid interest, if any, on the applicable Tranche C Term Loans up to the Company Assignment Effective Date.
     (vi) The provisions of this Section 10.6(i) shall not require Company to offer to purchase any Tranche C Term Loans.
SECTION II.   CONSENT AND WAIVER
     Pursuant to Section 10.5 of the Credit Agreement, Requisite Lenders hereby consent to the transactions described in this Amendment and waive the requirements of any provision of the Credit Agreement or any other Credit Document that might otherwise result in a breach of the Credit Agreement or such other Credit Documents or a Default or an Event of Default as a result of the consummation of such transactions.
SECTION III.   CONDITIONS TO EFFECTIVENESS
     This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):
     A. Execution. Auction Managers shall have received a counterpart signature page of this Amendment duly executed by each of the Credit Parties, each of the Requisite Lenders, Administrative Agent and Issuing Bank.
     B. Fees. Auction Managers shall have received all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, without limitation, (i) in immediately available funds, for the account of each consenting Requisite Lender that has delivered its signature page hereto to Auction Managers by no later than 4:30 p.m. (New York City time) on March 23, 2009, a non-refundable consent fee in an amount equal to 0.10% of the sum of the Revolving Exposure and Tranche C Term Loan Exposure of such consenting Requisite Lender outstanding as of the date hereof and (ii) to the extent invoiced, reimbursement or other payment of all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Davis Polk & Wardwell, special counsel to Auction Managers) required to be reimbursed or paid by Company hereunder or any other Credit Document or agreement entered into in connection therewith.
     C. Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.
     D. Notice of Effectiveness. Auction Managers shall have provided written notice of the effectiveness of this Amendment to Administrative Agent.
SECTION IV.   REPRESENTATIONS AND WARRANTIES
     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

     A. Corporate Power and Authority. Each Credit Party that is party hereto has all requisite power and authority to execute and deliver this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.
     B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary corporate or other organizational action on the part of each Credit Party.
     C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 6.1 of the Credit Agreement), or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(A), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
     D. Governmental Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by Company and Holdings of the Amended Agreement and the other Credit Documents, except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
     E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each Credit Party that is party thereto and each constitutes a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
     F. Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties contained in Section 4 of the Amended

Agreement are and will be true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.
SECTION V.   ACKNOWLEDGMENT AND CONSENT
     Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which is a party (in each case as such terms are defined in the applicable Credit Document).
     Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.
     Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.
SECTION VI.   MISCELLANEOUS
     A. Reference to and Effect on the Credit Agreement and the Other Credit Documents.
     (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.
     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (iii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.
     B. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     C. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     D. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:	EDUCATION MANAGEMENT LLC

	By:	/s/ Dorinda A. Pannozzo

Name: Dorinda A. Pannozzo
Title: VP Finance/Treasurer

HOLDINGS:	EDUCATION MANAGEMENT HOLDINGS LLC

	By:	/s/ Dorinda A. Pannozzo

Name: Dorinda A. Pannozzo
Title: VP Finance/Treasurer
[Signature Page to First Amendment to Education Management LLC
Amended and Restated Credit and Guaranty Agreement]

AUCTION MANAGERS:	GOLDMAN SACHS LENDING PARTNERS LLC

	By:	/s/ Denis P. Coleman III

Name: Denis P. Coleman III
Title: Authorized Signatory

J.P. MORGAN SECURITIES INC.

	By:	/s/ James R. Gray

Name: James R. Gray
Title: Managing Director

BNP PARIBAS SECURITIES CORP.

	By:	/s/ R. Park

Name: R. Park
Title: M.D.

	By:	/s/ John D. Emery

Name: John D. Emery
Title: Director Loan and High Yield Capital Markets
[Signature Page to First Amendment to Education Management LLC
Amended and Restated Credit and Guaranty Agreement]

ADMINISTRATIVE AGENT AND ISSUING BANK:	BNP PARIBAS

	By:	/s/ Cecile Scherer

Name: Cecile Scherer
Title: Director
Merchant Banking Group

	By:	/s/ Paul Corona

Name: Paul Corona
Title: Director
[Signature Page to First Amendment to Education Management LLC
Amended and Restated Credit and Guaranty Agreement]

GUARANTORS:	EDUCATION MANAGEMENT FINANCE CORP.

	By:	/s/ Dorinda A. Pannozzo

Name: Dorinda A. Pannozzo
Title: VP Finance/Treasurer

ARGOSY UNIVERSITY FAMILY CENTER, INC.

BROWN MACKIE HOLDING COMPANY

THE CONNECTING LINK, INC.

EDMC MARKETING AND ADVERTISING, INC.

HIGHER EDUCATION SERVICES, INC.

MCM UNIVERSITY PLAZA, INC.

	By:	/s/ Dorinda A. Pannozzo

Name: Dorinda A. Pannozzo
Title: VP Finance/Treasurer
[Signature Page to First Amendment to Education Management LLC
Amended and Restated Credit and Guaranty Agreement]

AID RESTAURANT, INC.

By:	/s/ Edward H. West

Name: Edward H. West
Title: Principal Financial Officer
[Signature Page to First Amendment to Education Management LLC
Amended and Restated Credit and Guaranty Agreement]

AIH RESTAURANT, INC.

By:	/s/ Edward H. West

Name: Edward H. West
Title: Principal Financial Officer
[Signature Page to First Amendment to Education Management LLC
Amended and Restated Credit and Guaranty Agreement]

AIIM RESTAURANT, INC.

By:	/s/ Edward H. West

Name: Edward H. West
Title: Principal Financial Officer
[Signature Page to First Amendment to Education Management LLC
Amended and Restated Credit and Guaranty Agreement]

EDUCATION FINANCE I LLC

By:	/s/ Edward H. West

Name: Edward H. West
Title: Principal Financial Officer
[Signature Page to First Amendment to Education Management LLC
Amended and Restated Credit and Guaranty Agreement]